Exhibit 99.1

Silicon Valley Vet Terry Lynn Joins SITO Mobile as Chief Financial Officer

JERSEY CITY, N.J., February 5, 2019 – SITO Mobile, Ltd. (NASDAQ:SITO), the Consumer Behavior and Location Sciences™ company (“SITO Mobile” or the “Company”), is pleased to announce the appointment of Terry Lynn as the Company’s Chief Financial Officer effective as of February 19, 2019. Mr. Lynn is a data-driven, strategic CFO having domain expertise in online media, consumer healthcare and software-as-a-service. Mr. Lynn served as Chief Financial Officer at MedHelp, a large consumer healthcare company, and helped to lead its acquisition by Merck & Co., Inc. in 2014. Since the time of the sale of MedHelp, Mr. Lynn has served as a contract CFO and financial advisor to a number of Silicon Valley startups and emerging companies, including Dropbox, Weather Underground, Birdeye, iMeem and others. Mr. Lynn received a Bachelor of Science, with a major in Mathematics, and an MBA, from Vanderbilt University.

William Seagrave, SITO Mobile’s Chief Operating Officer and Interim Chief Financial Officer, will step down as the Company’s Interim Chief Financial Officer when Mr. Lynn joins the Company on February 19, 2019, and will continue to serve the Company as Chief Operating Officer.

Tom Pallack, SITO Mobile’s Chief Executive Officer, stated the following about Mr. Lynn’s appointment as the Company’s Chief Financial Officer: “We are thrilled to bring Terry on board as Chief Financial Officer at SITO Mobile. We believe that Terry’s experience in growing revenue and increasing market capitalization for online media and tech companies will prove invaluable for SITO Mobile’s shareholders, clients and employees. We expect that Terry’s wealth of knowledge in financial planning, revenue analysis and sales optimization will help us propel the Company forward and accelerate SITO Mobile’s revenue growth and expansion.”

Mr. Lynn has a strong reputation as a finance leader who has scaled multiple companies.  Further, he has public company experience in a number of areas that are critical for the Company, including investor relations, SEC compliance, financial planning and analysis and sales management.

“I believe that SITO Mobile is well-positioned to capitalize on the necessity by brands to elevate the position of customized data-driven solutions to the forefront of their media and marketing strategies by delivering granular and real-time insights on consumer behavior,” notes Lynn. “I am excited to help scale and accelerate SITO Mobile’s efforts to empower brands and agencies with the solutions they need to thrive in a data-driven world.”

About SITO Mobile, Ltd.

SITO Mobile is a leading mobile data technology company that provides brands customized, data-driven solutions spanning strategic insights and media campaign delivery services. Through Consumer Behavior and Location Sciences™, SITO Mobile explores the consumer journey and presents powerful strategic knowledge assets and actionable insights for executives and strategic decision makers looking to understand and influence consumer behaviors.

Brands and agencies rely on SITO Mobile as a strategic partner for real-time understandings of customer interests, actions, associations and experiences, ultimately providing increased clarity for better business decisions. The Company is headquartered in Jersey City, New Jersey and its common stock is publicly traded on the NASDAQ Stock Market under the ticker symbol “SITO.” For more information regarding SITO Mobile’s science, technology and solutions spanning media and research, please visit www.sitomobile.com.

Cautionary Statement Regarding Certain Forward-Looking Information

This press release contains forward-looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning the following: SITO Mobile’s plans and initiatives; our possible or assumed future revenues and results of operations; our ability to attract and retail customers; our ability to sell additional products and services to customers; our competitive position; our ability to recruit additional, highly-qualified candidates to our board of directors, our industry environment; and our potential growth opportunities. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect our business and financial performance. Factors that may cause our actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, and the other reports we file with the U.S. Securities and Exchange Commission (the “SEC”). Actual events or results may vary significantly from those implied or projected by these forward-looking statements due to these risk factors or for other reasons. No forward-looking statement is a guarantee of future performance. You should read our most recent Annual Report on Form 10-K for the year ended December 31, 2017, our Quarterly Reports on Form 10-Q that we have filed since the date of our Annual Report and the documents that we reference in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and have filed as exhibits thereto with the SEC, with the understanding that our actual future results and circumstances may be materially different from what we expect.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made, and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Contact:

Lynne Collins
1-646-286-4724
collinslynne7@gmail.com